Unique Fabricating Files Extension for 2020 Form 10-K; Company to Restate Previously Issued 2020 Quarterly Financial Statements

Auburn Hills, MI – April 1, 2021 — Unique Fabricating, Inc. (NYSE American: UFAB), a leader in engineering and manufacturing multi-material foam, rubber, and plastic components utilized in noise, vibration, and harshness management and air/water sealing applications for the transportation, appliance, medical, and consumer markets, announced today that it will restate its previously issued quarterly financial statements for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 (collectively, the “Relevant Periods”). As a result of this decision, investors should no longer rely upon the Company's previously released financial statements for the Relevant Periods and any earnings releases or other communications relating to the Relevant Periods.
Errors were discovered during the course of management’s preparation of the financial statements for the year ended December 31, 2020. Management believes the scope of the errors is limited to the Relevant Periods identified above. The errors, which were not detected as a result of the material weakness in certain controls that management identified in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 29, 2019 related to limited finance staffing levels that were not commensurate with the Company’s complexity and its financial accounting and reporting requirements, combined with changes as a result of the COVID-19 pandemic, such as accounting and finance personnel working remotely, which contributed to the errors and the failure to identify and correct the errors in a timely manner.
The Company will file a Form 12b-25 with the U.S. Securities and Exchange Commission providing the Company a 15-day extension to file its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”). The Company expects to file its Form 10-K within the extension period and to schedule a conference call to discuss 2020 results in conjunction with the filing.
“Unique Fabricating is committed to the integrity of our financial reporting, and we are working to resolve this matter quickly,” commented Doug Cain, President and Chief Executive Officer. “We continue to make progress, improving our systems, controls and culture to position Unique Fabricating for sustainably profitable growth, and that initiative remains intact. Accordingly, our long-term outlook is unchanged. Our current expectation is that we will file the restated quarterly financials for the Relevant Periods by April 15, 2021, subject to completing the necessary work.”
It is important to note that the changes being recorded did not result from any override of controls or intentional misconduct.

About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.

Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s results for the year ended December 31, 2020 to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about net sales, Consolidated EBITDA, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 29, 2019, as amended, filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

Investor Inquiries:
Rob Fink
FNK IR
(646) 809-0408
rob@fnkir.com